Exhibit 3.2

BYLAWS OF

BROADWAY FINANCIAL CORPORATION

ARTICLE I.

NAME

Section 1.1 Name. The name of this corporation shall be “Broadway Financial Corporation.”

ARTICLE II.

OFFICES

Section 2.1 Registered Office. The corporation shall at all times maintain a registered office in the State of Delaware, which, except as otherwise determined by the Board of Directors of the corporation (the “Board”), shall be in the City of Dover, County of Kent.

Section 2.2 Principal Office. The principal office of the corporation shall be maintained at such place within or without the State of Delaware as the Board shall designate.

Section 2.3 Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the Board shall from time to time designate or the business of the corporation shall require.

ARTICLE III.

MEETINGS OF STOCKHOLDERS

Section 3.1 Place of Meetings. All annual and special meetings of stockholders shall be held at such places within or without the State of Delaware as the Board may determine.

Section 3.2 Annual Meetings.

3.2.1 Time and Place. The regular annual meeting of stockholders for the election of directors and for the transaction of any other business of the corporation shall be held each year at 2:00 p.m. on the third Wednesday of June, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a Saturday, Sunday or legal holiday, or at such other time, date or place as the Board may determine.

3.2.2 New Business. At the annual meetings, directors shall be elected and any other business properly proposed and filed with the Secretary of the corporation as in these Bylaws provided may be transacted which is within the powers of the stockholders.

Any new business to be conducted at the annual meeting of the stockholders shall be stated in writing and filed with the Secretary of the corporation on or before 30 days in advance of the date (month and day) of the previous year’s annual meeting, and all business so stated, proposed and filed shall, unless prior action thereon is required by the Board, be considered at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the corporation on or before 30 days in advance of the date (month and day) of the previous year’s annual meeting, such proposal may only be voted upon at a meeting held at least 30 days after the annual meeting at which it is presented. No other proposal may be acted upon at the annual meeting. This provision shall not prevent the consideration, approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no business shall be acted upon at such annual meeting unless stated and filed as herein provided.

Section 3.3 Notice. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting of the stockholders is called shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid, and addressed to the stockholder at his or her address as it appears on the records of the corporation as of the record date prescribed in Section 3.9.1 and Section 10.1.1 of these Bylaws.

Section 3.4 Nominations For Director. Nominations of candidates for election as directors at any meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board, or (b) by any stockholder of record entitled to vote at such meeting; provided, that only persons nominated in accordance with procedures set forth in this Section 3.4 shall be eligible for election as directors.

Nominations, other than those made by, or at the direction of, the Board, may only be made pursuant to timely notice in writing to the Secretary of the corporation as set forth in this Section 3.4. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by the Secretary of the corporation, for an annual meeting, not less than 60 days nor more than 90 days in advance of the date (month and day) of the previous year’s annual meeting, and for a special meeting, not less than 60 days nor more than 90 days in advance of the date (month and day) of the special meeting, regardless of any postponement or adjournments of that meeting to a later date. Such stockholder notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residential address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation’s stock which are beneficially owned by such person on the date of such stockholder notice and

(iv) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A of Regulation 14A with the Securities and Exchange Commission; and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the corporation’s books, of such stockholder and the name and principal business or residential address of any other beneficial stockholders known by such stockholder to support such nominees and (b) the class and number of shares of the corporation’s stock which are beneficially owned by such stockholder on the date of such stockholder notice and the number of shares owned beneficially by any other record or beneficial stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board, any person nominated by, or at the request of the Board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

The Board may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 3.4. If the Board, or a committee designated by the Board, determines that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.4 in any material respect, the Secretary of the corporation shall promptly notify such stockholder of the deficiency of time, not less than five days from the date such deficiency notice is given to the stockholder, as the Board or such committee shall determine. If the deficiency is not cured within such period, or if the Board or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 3.4 in any material respect, then the Board may reject such stockholder’s notice and the proposed nominations shall not be accepted if presented at the stockholder meeting to which the notice relates. The Secretary of the corporation shall notify a stockholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section 3.4. Notwithstanding the procedure set forth in this Section 3.4, if neither the Board nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the stockholder’s meeting shall determine and declare at the meeting whether a nomination was not made in accordance with the terms of this Section 3.4. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3.4 he or she shall so declare at the meeting and the defective nomination shall not be accepted.

Section 3.5 Special Meetings. Special meetings of stockholders for the purpose of taking any action permitted the stockholders by law and the certificate of incorporation of this corporation may be called at any time by the Board. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of stockholders.

Section 3.6 Voting Lists. The officer having charge of the stock transfer books for shares of the capital stock of the corporation shall make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, with the address of and the number of shares registered in the name of, each stockholder. Such list shall be subject to inspection by any stockholder, for any purpose germane to the meeting, at any time during the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified in the notice of the meeting, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

Section 3.7 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 3.8 Adjourned Meeting and Notice Thereof. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares present, whether in person or represented by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 3.7 above. When any stockholders’ meeting, either annual or special, is adjourned for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Except as provided above, it shall not be necessary to give any notice of the adjourned meeting if the time and place thereof are announced at the meeting at which such adjournment is taken.

Section 3.9 Voting.

3.9.1 Record Date. Unless a record date for voting purposes be fixed as provided in Section 10.1.1 of these Bylaws then, subject to the provisions of Section 217 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) (relating to voting of shares held by fiduciaries, pledgors and joint owners), only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or, if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of stockholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

3.9.2 Method; Vote Required. Unless otherwise required by law, voting may be oral or by written ballot; provided, however, that all elections for directors must be by ballot if demanded by a stockholder before such voting begins. Except as provided in Section 3.7 and except with respect to election of directors, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the certificate of incorporation or these bylaws. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

3.9.3 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held directly or indirectly by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 3.10 Conduct of Meeting. The presiding officer at any meeting of stockholders, either annual or special, shall be the Chairman of the Board or, in his or her absence, the President or, in the absence of both the

Chairman of the Board and the President, anyone selected by a majority of the Board. The secretary at such meetings shall be the Secretary of the corporation or, in his or her absence, anyone appointed by the presiding officer.

Section 3.11 Proxies. At all meetings of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing and complying with the requirements of the General Corporation Law. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable and if, and only so long as, it is coupled with an interest in the stock of the corporation or in the corporation generally which is sufficient in law to support an irrevocable power.

Section 3.12 Informal Action by Stockholders. Unless otherwise stated in the certificate of incorporation, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the corporation may only be taken by written consent without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders of the corporation entitled to vote thereon.

Section 3.13 Inspectors of Election. In advance of any meeting of stockholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the presiding officer of any such meeting may, and on the request of any stockholder or a stockholder’s proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stock-holders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. The duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of the proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result, and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

ARTICLE IV.

DIRECTORS

Section 4.1 Powers. Subject to any limitations imposed by law, the certificate of incorporation and these Bylaws as to actions which shall be authorized or approved by the stockholders, and subject to the duties of directors as prescribed thereby, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

Section 4.2 Number of Directors. The exact number of directors shall be fixed from time to time by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the full Board.

Section 4.3 Election and Term of Office. The directors shall be divided into three classes: the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to the first class shall serve for a term ending upon the election of directors at the annual meeting next following the end of the calendar year 1995, the directors first elected to the second class shall serve for a term ending upon the election of directors at the second annual meeting next following the end of the calendar year 1995, and the directors first elected to the third class shall serve for a term ending upon the election of directors at the third annual meeting next following the end of the calendar year 1995. At each annual election commencing at the first annual meeting of stockholders, the successors to the class of directors whose term expires at the time shall be elected by the stockholders to hold office for a term of three years to succeed those directors whose term expires, so that the term of one class of directors shall expire each year.

In the event of any change in the authorized number of directors, each director then continuing to serve as such shall continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior resignation, disqualification, disability or removal.

Section 4.4 Newly Created Directorships and Vacancies. Any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may only be filled by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the directors or the sole remaining director so to act, by the stockholders at the next annual meeting which occurs after the expiration of a 90-day period commencing on the day the vacancy is created. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. A director elected to fill a vacancy by reason of an increase in the number of directorships may be elected by a majority vote of the directors then in office, although less than a quorum of the Board, to serve until the next election of the class for which such director shall have been chosen. If the number of directors is changed, any increase or decrease may be allocated to any such class the Board selects in its discretion. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 4.5 Regular Meetings. The Board shall meet regularly at the time and place designated in a resolution of the Board or by written consent of all members of the Board, whether within or without the State of Delaware, and no notice of such regular meetings need be given to the directors.

Section 4.6 Organization Meeting. Following each annual meeting of stockholders, the Board shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

Section 4.7 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, the Chief Executive Officer, the Secretary, or any two directors. Notice of each such meeting shall be given to each director by the secretary or by the person or persons calling the meeting. Such notice shall specify the time and place of the meeting, which may be within or without the State of Delaware, and the general nature of the business to be transacted, and no other business may be transacted at the meeting. Such notice shall be deposited in the mail, postage prepaid at least four days prior to the meeting, directed to the address of the director on the records of the corporation or delivered in person or by telephone or telegram, telecopy or other means of electronic transmission to the director at least 48 hours before the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting, or an approval of the minutes thereof, whether before or after such meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.8 Quorum; Majority Action. A majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed in Section 4.7 of these Bylaws. Every act or decision of a majority of the directors present at a meeting at which a quorum is present, made or done at a meeting duly held, shall be valid as the act of the Board, unless a greater number is required by law or the certificate of incorporation or these Bylaws.

Section 4.9 Action Without Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as an unanimous vote of the Board.

Section 4.10 Telephonic Meetings. Members of the Board may participate in any regular or special meeting, including meetings of committees of the Board, through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

Section 4.11 Fees and Compensation. Fees and compensation of directors and members of committees for their services, and reimbursement for expenses, shall be fixed or determined by a resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

Section 4.12 Removal. A director may be removed only for cause as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, which vote may only be taken at an annual meeting or a special meeting. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director’s duty to the corporation and such adjudication is not longer subject to direct appeal.

Section 4.13 Directors Emeritus/Advisory Directors. The board of directors may by resolution appoint directors emeritus or advisory directors who shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Directors emeritus or advisory directors shall not have the authority to participate by vote in the transaction of business.

ARTICLE V.

OFFICERS

Section 5.1 Executive Officers. The executive officers of the Corporation shall be the Chairman of the Board, the Chief Executive Officer, the President, each Senior Executive Vice President, each Executive Vice President, the Secretary, the Treasurer, the Chief Financial Officer and any other individual performing functions similar to those performed by the foregoing persons, including any Senior Vice President or Vice President designated by the Board as performing such functions.

Section 5.2 Election. The Officers of the Corporation, except such Officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5, shall be chosen annually by the Board. Each officer shall hold his or her office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified, and shall perform such duties as are prescribed in the Bylaws or as the Board may from time to time determine.

Section 5.3 Subordinate Officers. The corporation may have, at the discretion of the Board, one or more Senior Vice presidents, Vice Presidents and Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers and such other officers as the Board may appoint, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate the authority to appoint, and to fix the compensation of, any subordinate officer or officers to any executive officer of the corporation. Any person may hold more than one office, executive or subordinate.

Section 5.4 Removal and Resignation. Any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof, or by any officer upon whom such power of removal may be conferred by the Board (without prejudice, however, to the rights, if any, of an officer under any contract of employment with the corporation).

Any officer may resign at any time by giving written notice to the Board or to the president or to the Secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt or at any later time specified therein.

Section 5.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board for the unexpired portion of the term.

Section 5.6 Compensation. The Board shall fix the compensation of all of the officers of the corporation, except in the case of subordinate officers with respect to whom the authority to fix compensation has been delegated pursuant to Section 5.3 of these Bylaws.

Section 5.7 Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or prescribed by these Bylaws.

Section 5.8 Chief Executive Officer. Subject to any powers that may be given by the Board to the Chairman of the Board, the Chief Executive Officer shall be the chief executive officer of the corporation and shall have general supervision, direction and control of the business and affairs of the corporation.

Section 5.9 President. Subject to any powers that may be given by the Board to the Chairman of the Board and to the Chief Executive Officer, the President shall be the chief operating officer of the corporation and shall, subject to the control of the Board, have the general powers and duties of management usually vested in the office of the president of a corporation, and shall have such other powers and duties as the Board shall from time to time prescribe.

Section 5.10 Secretary. The Secretary shall keep, or cause to be kept, minutes of all meetings of the stockholders and Board in a book to be provided for that purpose, and shall attend to the giving and serving of all notices of meetings of stockholders and directors, and any other notices required by lain to be given. The Secretary shall be custodian of the corporate seal, if any, and shall affix the seal to all documents and papers requiring such seal. The Secretary shall have such other powers and duties as the Board from time to time shall prescribe.

Section 5.11 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, shall receive and keep all the funds of the corporation and shall pay out corporate funds on the check of the corporation, signed in such manner as shall be authorized by the Board. The Chief Financial Officer shall have such other powers and duties as the Board shall from time to time prescribe.

ARTICLE VI.

COMMITTEES

Section 6.1 Executive Committee. The Board may, by a resolution adopted by a majority of the authorized number of directors, but shall not be required to, designate an executive committee consisting of four or more directors, one of which shall be the Chairman of the Board or the Chief Executive Officer, to serve at the pleasure of the Board. If an executive committee is designated, it shall have, to the extent provided if the resolution of the Board or in these Bylaws, all the authority of the Board, except with respect to:

(a)	The approval of any action for which approval of the stockholders is also required by law;

(b)	The filling of vacancies of the Board or on any committee;

(c)	The fixing of compensation of the directors for serving on the Board or on any committee;

(d)	The amendment or repeal of Bylaws or the adoption of new Bylaws;

(e)	The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)	A distribution to the stockholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board;

(g)	The appointment of other committees of the Board or the members thereof; and

(h)	The election, removal or fixing of the compensation of the Chairman of the Board, the Chief Executive Officer or the President.

The Board may, by resolution, fix the regular meeting date of the executive committee, and notice of any such regular meeting date shall be dispensed with. Special meetings of the executive committee may be held at the principal office of the corporation, or at any place which has been designated from time to time by resolution of the executive committee or by written consent of all members thereof and may be called by the Chairman of the Board, the president, any Vice president who is a member of the executive committee, or any two members thereof, upon written notice to the members of the executive committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of the time and place of special meetings of the Board. Vacancies in the membership of the executive committee nay be filled by the Board. A majority of the authorized number of members of the executive committee shall constitute a quorum for the transaction of business; and transactions of any meeting of the executive committee, however, called and noticed, or wherever held, shall be as valid as though at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporation’s records or made a part of the minutes of the meeting.

Any action required or permitted to be taken by the executive committee may be taken without a meeting, if all members of the executive committee shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the executive committee. Such action by written consent shall have the same force and effect as a unanimous vote of such members of the executive committee. Any certificate or other document filed under any provision of the General Corporation Law which relates to action so taken shall state that the action was taken by unanimous written consent of the executive committee without meeting, and that these Bylaws authorize the members of the executive committee to so act.

Section 6.2 Other Committees. The Board may, but shall not be required to, designate any other committee consisting of two or more directors, to serve at the pleasure of the Board. Any such committee shall possess such powers of the Board as the Board shall by its resolution provide, except that it shall not in any event have authority with respect to any of the transactions which are prohibited to the executive committee by Section 6.1.

Unless the Board shall otherwise prescribe the manner of proceedings of any other committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the Chairman of the Board, or the President, or any two members of the committee; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern.

ARTICLE VII.

RECORDS AND REPORTS

Section 7.1 Records. The corporation shall maintain adequate and correct books and records of account of its business and properties.

Section 7.2 Checks and Drafts. All checks, drafts and other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board.

Section 7.3 Execution of Instruments. The Board may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee shall have any power or to pledge its credit, or to render it liable for any purpose or for any amount.

Section 7.4 Fiscal Year. The fiscal year of the corporation shall be a December 31 fiscal year.

Section 7.5 Annual Audit. The corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by, and responsible to, the Board. The appointment of such accountants shall be subject to annual ratification by the stockholders.

ARTICLE VIII.

DIVIDENDS ON STOCK

Section 8.1 Dividends on Stock. Subject to applicable law, the certificate of incorporation and these Bylaws, the Board may, from time to time, declare, and the corporation may pay, dividends on the outstanding shares of capitol stock of the corporation.

ARTICLE IX.

SHARES; CERTIFICATES

Section 9.1 Issuance. The corporation, as authorized by the Board, may issue shares in uncertificated form and may also issue any and all forms of certificates of stock not inconsistent with law.

Section 9.2 Certificates for Shares. Every holder of shares of the stock of the corporation or shares of any other class or series of stock that may be validly authorized and issued by the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 9.3 Statements on Certificates. Any certificates for shares of stock shall contain such legend or other statement as may be required by law or applicable rule or regulation, by these Bylaws or by any agreements between the corporation and the issuee thereof.

Section 9.4 Lost or Destroyed Certificates. In case any certificate for stock or other security issued by this corporation is lost or destroyed, the Board may authorize the issuance of a new certificate or instrument therefor, on such terms and conditions as it may determine, after proof of such loss or destruction satisfactory to the Board. The Board may require a bond or other security in an adequate amount as indemnity for any such certificate or instrument when, in the Board’s judgment, it is proper to do so.

Section 9.5 Transfer. Stock of the corporation shall be transferable on the books of the corporation by the person named in the certificate, or by the person entitled thereto, on surrender, in the case of shares issued in certificated form, of the certificate for cancellation, accompanied by proper evidence of succession, assignment or authority to transfer. The corporation shall be entitled to treat the holder of record of any stock certificate as owner thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest In, such stock on the part of any other person, whether or not It shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Section 9.6 Shares To Be Issued In Uncertificated Form. Except as otherwise provided in a resolution of the Board of Directors, or authorized by an officer of the corporation, all shares of the corporation shall be uncertificated shares beginning on April 3, 2010. Nothwithstanding the foregoing, shares represented by a certificate issued prior to April 3, 2010, shall be certificated shares until such certificate is surrendered to this corporation.

ARTICLE X.

MISCELLANEOUS

Section 10.1 Record Date.

10.1.1 Stockholders Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board may fix a new record date for the adjourned meeting.

10.1.2 Other Actions. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, the Board may fix, in advance, a record date, which shall not be more than 60 days prior to such action.

10.1.3 Subsequent Transfers and Closing Transfer Books. When a record date is fixed, only stockholders of record at the close of business on that date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the certificate of incorporation or by agreement or in the General Corporation Law. The Board may close the books of the corporation against transfers of shares during the whole, or any part, of any such period.

Section 10.2 Inspection of Corporate Records.

10.2.1 By Stockholders. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.

10.2.2 By Directors. Each director shall have the right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the corporation. The inspection may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts and copies thereof.

Section 10.3 Corporate Seal. The corporate seal of the corporation, if any, shall be in such form as the Board shall prescribe.

ARTICLE XI.

AMENDMENT OF BYLAWS

These Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast at a legal meeting of the stockholders or by a resolution adopted by a majority of the directors then in office.